Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Lpath, Inc. (the “Corporation”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott R. Pancoast, President and Chief Executive Officer of the Corporation, and, I, Gary J.G. Atkinson, Vice President and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 12, 2009
/s/ Scott R. Pancoast
Scott R. Pancoast
President and Chief Executive Officer

/s/ Gary J.G. Atkinson
Gary J.G. Atkinson
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Lpath, Inc. and will be retained by Lpath, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Lpath, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.